EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-36326 on Form S-4 for American River Holdings of our report dated February 19, 1999, relating to the financial statements of North Coast Bank, N.A. for the years ended December 31, 1998 and 1997, and to the reference to our Firm under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.


                            /s/ RICHARDSON & COMPANY



August 2, 2000